UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2017 Mr. Casey Wold was appointed to the Board of Directors (the “Board”) of Consolidated-Tomoka Land Co. (the “Company”). Subsequent to his appointment, the Board named Mr. Wold to the Governance Committee of the Board. There are and have been no transactions, either since the beginning of the Company’s last fiscal year or that are currently proposed, regarding Mr. Wold that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Wold founded and is Managing Partner and Chief Executive Officer of Vanderbilt Office Properties (“Vanderbilt”) and has over 35 years of institutional real estate experience. From 2004 to 2014, Mr. Wold served as Senior Managing Director at Tishman Speyer (“Tishman”) where he was a member of Tishman’s investment and management committees, and was responsible for the Midwest, Atlanta, Boston and Washington D.C. regions. Prior to that, Mr. Wold served as President of TrizecHahn Office Properties, spearheading the investment strategy and growth of its office portfolio. Mr. Wold served as Chief Investment Officer and Chief Operating Officer of Trizec Office Properties when the U.S. subsidiary went public as a real estate investment trust in 2002. Mr. Wold has served on the boards of Trizec Office Properties and Captivate Networks, Inc.

A copy of the press release announcing this appointment is furnished as an exhibit to this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2017

By: /s/Mark E. Patten

Mark E. Patten

Senior Vice President and Chief Financial Officer

Consolidated-Tomoka Land Co.